Exhibit 99.2

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

George:	We can get settled for Greif. I’m George Staphos, BofA Merrill’s paper, packaging and building products analyst. Thanks for coming back to the next presentation. We’re delighted to have Greif Incorporated presenting. We have Pete Watson, COO; Larry Hilsheimer, Chief Financial Officer; Dave Fischer, President and Chief Executive Officer; and our old friend Bob Lentz from Investor Relations in the room as well.

Dave will be kicking off, and as you know, Dave was named President and Chief Executive Officer in 2011 – November 1st of 2011, to be precise. He was President and Chief Operating Officer from October of 2007 until that time, and he joined Greif in 2004. So please join me in welcoming Dave Fischer and Greif. Dave?

David:	Thank you, George, and thank you all for joining us today. Time is our most precious resource, and we appreciate yours.

I’ve got the opportunity to share with you an exciting slide here on safe harbor. You’ve probably seen a lot of those. It’s in there for your reference. We’re obligated to share those with you. I’m not going to spend any time on it.

About Greif. We’re an old company by US standards, founded in 1877 as a wooden barrel manufacturer, and we have now become, because of attrition, the fourth oldest publicly traded company in America. During that time we have survived a number of ups and downs, 19 recessions and three depressions, including the Great Depression, and during that time our success has been founded upon the backbone of our company’s culture, which is what we call the Greif Way. And if there’s nothing else I want you to remember about our culture, it’s one thing. It’s basically founded upon the Golden Rule and Midwestern hard-working values.

A profile of our company looks like this. Recent trailing 12 months ending July 31st, about 4.4 billion in sales. Our global footprint is largely around our industrial packaging segment, which is about 70 percent of our revenues, followed by the next biggest portion on a revenue base, our paper business, which is a North American business with its roots in providing differentiated products and services. Although we are a very small player, it is one of the star performers of our portfolio. A little less than 10 percent of our revenue is in our flexible products business, a newly-entered business a few years back, one that we have struggled to integrate within our overall portfolio for the last couple years but making progress on that, and we’re going to come back to that a little bit more. And then the balance, a small legacy business by revenue standards, our land management business, where we hold about 275,000 acres in the southern part of the United States and a small amount of that being in Canada. We reach around the world, as I mentioned, with 50 operations and around 13,500 in terms of numbers of employees.

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

I put up safety for a couple of reasons, not just because it’s the most important responsibility we have as Greif leaders to our employees around the world, but I also put it up to point out that as a secondary effect – and I mean secondary. It is a very deliberate cost avoidance and cost savings effort that we have within our company. Over this time period here, you’ll see the medical case rate declining by a substantial margin over those years. During that same time period we’ve avoided or saved tens of millions of dollars in healthcare costs due to injuries of our employees. And lastly, I like it because I believe it to be a search for excellence. World-class safety standards are depicted by a medical case rate of 1 or below. A lot of the companies that achieve that level are not in the light-duty manufacturing businesses, are not in businesses where there’s human intervention in making the product and a lot of hands-on activities. We have those. We don’t have that ability to avoid those steps in the making of our products. And if we’re able to do this in terms of a medical case rate, we’re able to achieve excellence in manufacturing. But like the game of golf, at least for me, approaching a perfect game of golf gets harder and harder the closer you get to whatever score is your perfect score, and as we approach 1, it gets harder and harder. But I’m confident that before the next few years runs out, we’re going to achieve a 1.0 or less medical case rate and, in the process, save a lot of money.

These four periods of our history since 2002 to today kind of depicts the entire story of our challenge. The first one, when I began my career over ten years ago, one of reinventing the company through what we call the Greif Business System Transformation, which is basically a lean manufacturing operating discipline with the McKinsey front-end commercial excellence discipline melded in there. We had a lot of success, we created a lot of value. We grew really fast through the second phase, and after the Great Recession of ’09, we recovered well and got on to growing again. You’ll see in that section we call business integration that we’ve had some struggles for the last couple of years, not only due to the markets we participate in in Western Europe but also some missteps on our own integration and work that we need to do better. So what have we done about it? More recently we have launched our Transformation 2 initiative, going back to the roots of what’s made us very successful in the past to re-earn the right to grow. We even last month assembled our top 65 leaders around the world and rolled out for them a center-led, deliberate and very defined path to re-earn that right to grow by leveraging the GBS and stabilizing and fully integrating our operations around the world.

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

And this next slide depicts that initiative that we kicked off. As you can see, it’s largely described as a house with a roof and the top of it being our vision and aspiration, and that’s a good metaphor for what we have to do. We had to get our house in order. We had to organize for this Transformation 2. We had to assemble the right leaders and give them a very clean and clear and common playbook for what we want to go do. And while our four pillars of our business – paper, rigid packaging around the world, land and flexibles are very different go-to-market strategies, they have very common needs in terms of strategic objectives, and that’s the three buckets we have outlined here. Deliver profitable customer growth through the Greif Business System focused on the customer, creating value for our customers, and thereby generating value for our shareholders. That GBS alignment to customer needs is absolutely critical and common across our portfolio. Optimizing the portfolio for the future. We grew very fast from our roots, and we’re at the point now where we have begun already taking steps to trim our portfolio for the losers or loss-makers that are either in markets that are impaired because of global events or areas that we’re not competitive for one reason or another. That pruning has already started to take place. We have a bit more to go, but it will be to hunker and reestablish a core base from which to grow again effectively. And lastly, a common element across each one of those four businesses, increase cash efficiency. Fully integrate our businesses together in terms of back office capabilities, get the right SG&A efficiency and the right structural cost established for that next wave of growth in the future, and to do that, focus on working capital and other cash-generating activities. So these are the common objectives of getting our house in order and getting the team put together that you’ll hear more about it in the coming reports and quarters.

This last slide, a bit of a soft slide on the soft issues of managing a large company over 50-plus countries. It depicts what we term as our brand, Greif as the safe choice for our customers. And that’s not a brand we cooked up on our own. That is what we hear constantly from our customers both in North America and around the world. Why do they do business with us? Well, they do business with us because we’re the safe choice. We’re always where they need us when they need us and we’re reliable. So those echoes from our customers has become our branding for what we want to accomplish, and the way we’re going to do it is depicted in the triangle: One Team that’s common agenda-driven purposely around the world; One Promise, to focus relentlessly our GBS capabilities on the customer; and One Purpose, to not only be the largest and best industrial packaging company around the world but one with long-term profitable growth. So I’m excited about this transformation period. The last period of a few years has not been one that we’re proud of. To get our house in order, I want to also say that we’ve named a new Chief Financial Officer in Larry Hilsheimer joining the group with tremendous capabilities and named Pete Watson, who’s done a very fine job of growing our paper business to what it is today, as Chief Operating Officer. And that’s all part of this new Transformation 2 that you’re going to continue to hear about for the next year or two or more, and I hope you follow our story because it’s going to be a good, exciting change in our history where we get back to what has made us successful before.

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

With that, I’ll turn it over to Pete Watson to talk a little bit more in specifics.

Pete:	Good morning. I’d like to talk two points. First, give a summary overview of our business platform, and secondly, talk a little bit more and give you some insight into what David had talked about as it relates to optimizing our business portfolio.

As David indicated, we’re a $4.4 billion company. We’ve got four distinct businesses. The rigid industrial packaging is our largest business platform. It’s 70 percent of our revenue. We participate and serve customers and have our operations in four regions around the world. We are in North America, Latin America, Europe, Middle East and Africa, and also Asia Pacific. The products we serve are steel drums, fibre drums, plastic drums, intermediate bulk containers. We have a reconditioned drum and service business. We also have a packaging accessory business where it’s component parts that serve our needs on the drum business. And we also have the end use segmentation, so the customers we serve you can see up there. I think the important thing to note is our value proposition to those customers is a safe choice David talked about. The customers’ products that fill our packaging products have high value, so it’s really important that all products are performance-based, and secondly is that we have a high customer service and efficiency model, and I think that’s critical in how we go to market and it’s how we differentiate ourselves.

Our second business is paper and packaging. It’s predominantly a North American business. It’s fully integrated. The products we make—we have containerboard mills, two mills. We have semi-chemical medium, we have recycled medium, and we have recycled linerboard. Those mills are in the Midwestern and Southeast United States. As part of our integrated network, we have corrugated sheet feeders called CorrChoice. What they do is make corrugated sheets, and also have converting corrugated capability in a highly specialized and differentiated model such as triple wall, such as graphic products. Our customer base relates to independent corrugated converters to independent and integrated corrugated converters, and we also sell directly to agricultural and some advertising and retail direct customers. Our value proposition, similar to the safe choice, is we serve in a highly customer-efficient model where we differentiate on products and specialty needs in the segments we serve.

The third business, flexible products and services, really is similarly linked to our rigid business. It is a global business. We participate and operate and serve customers in those four regions similar to our rigid industrial packaging business. It relates to North America, Latin America, EMEA and Asia Pacific. The products we make are flexible intermediate bulk containers made out of polywoven. We also make geotextile fabric products, polywoven products, and we also have polywoven liners that we sell to a variety of transportation type businesses. Again,

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

the end use segments are very similar and the customers are very similar to our rigid industrial packaging customers. Our value proposition again is the safe choice. The value of our products customers that go into our package is very high relative to the cost of the package, so it’s critical from a performance-based efficiency we meet their needs, and we do that in a very high service, customer-efficient manner.

Our last business is land management. It’s a legacy business, over 260,000 acres predominantly in the Southeast US. We also have some land development property in Canada. There’s really two levers that we generate value in that business. One is, we grow and harvest timber in a very sustainable process. And secondly – which is, I think, important for us – we try to maximize all the value we can out of the land through consulting services, through recreational leases, and a variety of other topics generating surface minerals. So again, we try to holistically gain as much value out of the land as we can.

The second slide really talks about and references David’s point on, how do we optimize our current business portfolio, and you saw our business platform. What we’ve done here is established four performance quadrants based on how businesses generate value in our company, and we’ve established business value cells that have a commonality to region geographically and product type. And then based on their performance over a period of time, we’ve placed them in these quadrants, and I’d like to review what those quadrants are.

Invest to Grow are businesses that have performed well and we feel have the best chance to be the growth story for our company. The second is Protect the Core, and those are businesses that are the core fundamental, very strategic to Greif, generate a lot of value. The growth potential is not as high, but we believe very strongly that it’s a very attractive space and we can continue to generate better performance and better financial gains from those businesses. The top left is Transform or Fix, and those are quite frankly businesses that have unsatisfactory performance. They do remain strategic to Greif and we believe have great upside potential. They just haven’t been fulfilled yet. And then finally, there’s a group of businesses that we have placed in Potentially Divest, and it really is one or a combination of four attributes. One, they’re either non-core to our Greif portfolio. Secondly, they’re in unattractive markets, and that could be because there’s a high risk in the region economically. It could be in geopolitical turbulence. And others, that their performance over a period of time has been unsatisfactory.

What we do in those four portfolio quadrants is really we have very strict rules of governance in how we manage those businesses, quite differently in each quadrant. We have very specific performance expectations both short-term and intermediate-term on what we expect those businesses to achieve. And lastly, we have very defined and distinct capital resource allocation methodology for each of

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

those businesses, so we’ve gone from a democratic capital resource allocation process to a performance-based process. The goal, as you can imagine, is to move those businesses all to the two right quadrants and up to the Invest to Grow, and quite frankly, if we can’t get those businesses to move in those two quadrants, then we come to the point where we either close them or divest them.

So with that, I’d like to transfer this over to Larry Hilsheimer to talk about our financials.

Larry:	Thank you, Pete. My portion of the presentation will be more scripted.

We appreciate the opportunity to make a presentation at this conference. Since our independent accountants have not yet completed their audit, we are precluded from participating in a Q&A session today, as we would likely be unable to respond to your questions. While that’s disappointing to us, I’d say to the extent that you have questions, please share them with Bob Lentz, our Investor Relations professional, and we will do our best to address them in our upcoming earnings call.

We thought, though, it was important to be here, bringing part of our leadership team to share with you highlights of our strategy and discuss some limited financial information. My comments will be limited to what we have previously disclosed publicly. We also disclosed that we’ve delayed our earnings call as we work to finalize our audit. Given the uncertainty of the exact time to complete the audit, as well as the unattractive option of asking all of you to participate in a call during what is a holiday period for many, we opted to schedule the call for a date that we feel comfortable with that addresses both of those issues.

Moving on to the financial information, our net sales for the fourth quarter were essentially flat compared to the fourth quarter of 2013, after giving consideration to acquisitions, dispositions and unfavorable currency fluctuations. Our rigid industrial packaging business achieved solid volume improvement in North America and EMEA for the fourth quarter compared to a year ago, with increases of 2.8 percent and 4.9 percent, respectively. Volume in Latin America was negative versus fourth quarter of 2013, partially due to the sale of a business, and we were flat in the Asia Pacific region. Total segment volume was up 1 percent versus the fourth quarter of 2013.

Consolidated selling prices were flat versus the prior year, with higher selling prices in Latin America in the flexible products segment offset by lower selling prices in other regions of the rigid industrial packaging segment partially related to lower input costs. The most significant impact to net sales for the fourth quarter of 2014 was foreign currency, which was negative 2.5 percent versus the fourth quarter of 2013. Operating profit before special items was 118 million for the

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

fourth quarter of 2014. That included restructuring charges, but we also had restructuring charges for the fourth quarter of 5.6 million. Those charges were principally related to employee separation costs in the flexible products segment and the EMEA region of the rigid industrial packaging segment. We did not have any timberland gains in the fourth quarter of 2014. During the fourth quarter of 2013, we had completed the first phase of a multi-phase timberland transaction in Alabama which totaled 17.3 million.

There were 19.5 million of non-cash impairment charges in the fourth quarter of 2014. Most of these charges were related to the KSA fabric hub facility. The remaining amount included a reconditioning plant in Germany and rigid industrial packaging equipment in Brazil and Russia. Certain of the special items are preliminary estimates, as we have not completed our analysis. Specifically, as a result of the impairment indicators that occurred in the fourth quarter, the company expects to record a non-cash impairment charge that will likely represent a material portion of the goodwill and intangible assets associated with the flexible products and services segment as of October 31, 2014. Total goodwill and intangible assets for this segment were 49.7 million and 13.2 million, respectively. The aforementioned impairment indicators are currency issues, divestiture and closure of discrete business operations, and regional labor cost changes. As a result of this, the reported operating profit will be reduced by the amount of the non-cash impairment charge, and operating profit after special items will not change.

The continuing changes related to the flexible products business caused us to initiate a comprehensive review of our strategic plan for that business. We will have more to say about that in our investor day presentation on January 21st of 2015.

Turning to the full-year amounts, net sales of approximately $4.4 billion for fiscal 2014 were slightly above the prior year, despite the impact of currency fluctuations and the lost sales related to divestitures. Positive volume comparisons in North America and EMEA regions of the rigid industrial packaging and paper packaging segments were offset by lower volumes elsewhere, particularly Latin America. Selling prices for fiscal 2014 were 2.3 percent above the prior year, while the impact of foreign currency translation was a negative 1.2 percent. Operating profit before special items was 341 million for fiscal 2014. Restructuring charges were $16.1 million for the year, with most of this amount attributable to the flexible products segment and EMEA region of the rigid industrial packaging segment.

Greif Inc.

BAML 2014 US Basic Materials Conference

December 11, 2014

Timberland gains for the full year 2014 were 17.1 million, as planned, due to the multi-phase timberland transaction. There were 42 million of non-cash impairment charges for fiscal 2014. The largest amounts were attributable to the KSA fabric hub facility and the reconditioning facilities in North America. This does not include the previously discussed expected non-cash impairment charge related to the flexible products and services segment.

Proceeds from dispositions, plus our increased focus on cash, led to a $172 million reduction in long-term debt in the fourth quarter of 2014. At year end, our long-term debt was below 1.1 billion.

Let me now turn our focus back to our go-forward strategy. As part of the implementation of our strategy, we have selected the key metrics by which we internally measure our performance. These metrics are summarized on this slide and presented as One Team, One Promise, and One Purpose. As David noted in his remarks, safety is a key priority. A safe workplace contributes to improved productivity and a well-trained workforce. One of the employee-based measures we focus on is the medical case rate that David referenced. It helps us assess individual plant performance and our progress as a company toward our goal of a world-class medical case rate of less than 1. We also utilize an organization health index to measure our overall employee engagement.

For our customers, we emphasize the customer satisfaction score that they provide to us based on multiple aspects of our service. This is very important feedback as we seek to establish and maintain strong relationships with our customers and, over time, gain a larger share of their wallet.

The performance metrics included in One Purpose are directed toward our financial results. Measures of value such as return on assets, operating working capital and operating profit were part of our initial Greif Business System goals, and we have a renewed focus on them. Much more detail concerning these goals and specific initiatives will be provided at next month’s analyst day in New York.

Going forward, we will utilize drivers of value such as targeted growth by business to recognize different opportunities within our portfolio and tailor our plans to those situations. Innovation has been integral to Greif’s success over the years, and we are raising its profile within the company through an increased emphasis on innovation as a percent of the total sales for each business.

This concludes our presentation, and we appreciate your time and your interest in Greif. Thank you very much.